Exhibit 32

CERTIFICATE OF THE PRESIDENT, CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Annual Report of Cascade Sled Dog Adventures, Inc. (the "Company") on Form 10-KSB for the year ending December 31, 2003 (the "Report"), I, the undersigned President, Chief Executive Officer and Chief Financial Officer of the Company, hereby certify to the best of my knowledge, solely for the purpose of complying with 18 U.S.C. Section 1350, that:

(1)

The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:

March 30, 2004

/s/ Dennis Madsen

Dennis Madsen